                                                                   EXHIBIT 10.18



         Employment Agreement between the Company and Robert M. Kwatnez dated as of March 31, 1998 and effective on May 22, 1998

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of March 31, 1998 (the "Effective Date"), by and between Acsys, Inc. ("Acsys"), a Georgia corporation, Icon Search and Consulting, Inc. (the "Company"), a Georgia corporation and a wholly owned subsidiary of Acsys, and Robert M. Kwatnez, an individual resident of Georgia (the "Executive").

     WHEREAS, Executive is an executive officer and shareholder of the Company;

     WHEREAS, the Company recognizes the contributions of the Executive in such capacity;

     WHEREAS, the Company is entering into an Agreement and Plan of Merger, dated of even date herewith (the "Merger Agreement"), providing for the merger of the Company with a subsidiary of Acsys (the "Merger");

     WHEREAS, Executive is expected to make a significant contribution to the success and development of the Company from and after the Merger; and

     WHEREAS, Executive is willing to render services to the Company and/or one or more of its subsidiaries on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Executive, the Company and Acsys, including, without limitation, the promises and covenants of the parties set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I
                                   ---------
                                   EMPLOYMENT
                                   ----------

     Section 1.1  Term of Employment.  The term of Executive's employment
                  ------------------
hereunder shall commence on the date on which the Merger is consummated in accordance with the Merger Agreement (the "Effective Date") and continue for a period of three (3) years thereafter, unless earlier terminated as provided in this Agreement. At the end of the initial three-year term, this Agreement shall automatically renew for consecutive one-year terms unless either party hereto gives written notice to the other of its intent to terminate sixty (60) days prior to the end of any term.

     Section 1.2  Duties and Responsibilities of Executive.  Executive is hereby
                  ----------------------------------------
employed full time as the Vice President of the Company. Executive shall devote his full time, energy, and skill to such office and shall do and perform all services and acts necessary or advisable to fulfill the duties of such office. In his capacity as an officer of the Company, Executive shall report to the President of the Company, and shall conduct and perform such additional services and activities as may be determined from time to time by such superior officer which are normal and customary for a similar executive of a similarly situated company. Executive's authority and responsibility in the Company shall at all times be subject to the review and discretion of the Board of Directors, who shall have the final authority to make decisions regarding the business of the Company. Executive acknowledges that he has a duty of loyalty to the Company and shall not engage in, directly and indirectly, any other business or activity that could materially and adversely affect the Company's business or the Executive's ability to perform his duties under this Agreement, provided, however, that the Executive shall be free to participate in board, civic and charitable activities so long as such activities do not interfere with his duties and responsibilities hereunder.

     Section 1.3  Compensation.  For services to be rendered by Executive under
                  ------------
this Agreement, the Company shall pay Executive a base salary of $260,000 per annum payable in semi-monthly installments. The Executive shall also be paid a bonus described on Exhibit A. At the sole discretion of the Board of Directors of the Company, Executive's annual gross salary may be increased from time to time throughout the term of this Agreement. At no time during the term hereof shall the Executive's base salary be decreased from the amount of the base salary then in effect.

     Section 1.4  Benefits.
                  --------

          (a) Annual Leave. Executive shall be entitled to up to 26 days paid vacation annually during his employment by the Company hereunder. Any vacation not used during any calendar year shall be forfeited, except that two weeks' unused vacation may be carried forward to the year following the year in which such vacation entitlement accrued.

          (b) Pension, Welfare and Fringe Benefit Plans.  Executive shall be
              -----------------------------------------
entitled to participate in each "employee welfare benefit plan" (within the meaning of ERISA (S) 3(1)), "employee pension benefit plan" (within the meaning of ERISA (S) 3(2)) and "specified fringe benefit plan" (within the meaning of Code (S) 6039D) which is sponsored, maintained or contributed to by the Company and in which executives of the Company (a) who are not represented by a collective bargaining agent or (b) who are executives or officers may participate in accordance with the terms and provisions of such plans. The Executive shall receive credit for service with the Company prior to the Merger for all purposes of such plans (including availability of options, optional forms of benefit, or subsidies), except benefit accrual. To the extent permitted by each such plan, any pre-existing limitations or conditions under such plans shall be waived with respect to Executive and Executive shall be allowed immediate participation and eligibility in all such plans. Contributions by the Executive to such plans shall be required only to the extent required of similarly situated executives.

          (c) Notwithstanding the foregoing, the Executive shall be entitled to continue (for the duration of this Agreement) to have provided by the Company for business purposes and use: (i) a Company-provided automobile of a make and model substantially similar to that currently provided to Executive by the Company; (ii) automobile insurance, required maintenance of such Company-provided automobile, and the payment of other reasonable expenses associated with such Company-provided automobile; and (iii) a Company-provided cellular telephone and the payment of reasonable expenses associated therewith.

          (d) Life Insurance Policies.  The Company agrees that it will
              -----------------------
reasonably cooperate with the Executive so that the ownership of certain policies insuring the life of Executive will be transferred from the Company to the Executive.

     Section 1.5  Business Expenses.  Executive shall be entitled to
                  -----------------
reimbursement of all ordinary and necessary business expenses reasonably incurred for business travel, communications (including cell phones and pager), entertainment and meals in connection with the performance of Executive's duties under this Agreement in accordance with the Company's generally established policies for reimbursement of business expenses incurred by similarly situated executives. The Company expects Executive to attend and participate in continuing education seminars and courses with respect to the staffing industry and business management related to his duties, and the Company will reimburse all ordinary and necessary expenses of such attendance and participation. Such continuing education courses and seminars will be scheduled in conjunction with the other officers of the Company to assure coordination of schedules.

                                   ARTICLE II
                                   ----------

                             COVENANTS OF EXECUTIVE
                             ----------------------

     Section 2.1  Confidentiality.  Executive recognizes the interest of the
                  ---------------
Company in maintaining the confidential nature of its proprietary and other business and commercial information. In connection therewith, Executive covenants that during the term of his employment with Company under this Agreement, and for a period of one (1) year thereafter, Executive shall not, directly or indirectly, except as authorized by the Board of Directors, publish, disclose or use for his own benefit or for the benefit of a business or entity (other than the Company or its subsidiaries) or otherwise, any secret or confidential matter, or proprietary or other information not in the public domain that was acquired by Executive during his employment, relating to the Company's, Acsys' or any of their respective subsidiaries' businesses, operations, customers, suppliers, products, employees, financial affairs or industry practices, technology, know-how or intellectual property or other similar information (the "Proprietary Information"). If and to the extent that Proprietary Information also is a Trade Secret (as defined under applicable law), the time limit provided in Section 2.5 shall apply to the disclosure of such Proprietary Information.

     Executive will abide by the Company's policies and regulations, as established from time to time, for the protection of its Proprietary Information. Executive acknowledges that all records, files, data, documents and the like relating to suppliers, customers, costs, prices, systems, methods, personnel, technology and other materials relating to the Company or its affiliated entities shall be and remain the sole property of the Company and/or such affiliated entity and shall, upon the request of the Company, turn over all copies of such Proprietary Information to the Company (together with a written statement certifying as to his compliance with the foregoing).

     Section 2.2  Non-Solicitation of Customers.  During the term of Executive's
                  -----------------------------
employment with the Company, and for a period of one (1) year thereafter, unless Executive is terminated other than for Cause (as defined below) or Executive resigns for Good Reason (as defined below), Executive shall not directly or indirectly, through one or more intermediaries or otherwise, solicit or attempt to solicit Customers, in the Restricted Territory, to induce or encourage them to acquire or obtain from anyone other than the Company, service competitive with or substitute for any Company Service. For purposes of this Section, a "Customer" refers to any person or group of persons with whom Employee has direct material contact with regard to selling, delivery or support of Company Services, including servicing such person's or group's account, during the period of two (2) years preceding termination of Employee's employment; and "Company Services" refers to the services that the Company offered or sold within six (6) months prior to the date of termination of Employee's employment. For purposes of this Article II, the "Restricted Territory" shall be the area that is within a thirty (30) mile radius of the city of Atlanta, or such other city in which the Company maintains an office at which Executive is located on the date of termination of Executive's employment with the Company and such other cities in which the Company maintains offices at which Executive had material customer contacts within the year preceding the termination of Executive's employment with the Company.

     Section 2.3  Non-Compete.  During the term of Executive's employment with
                  -----------
the Company, and for a period of two (2) years thereafter, unless Executive is terminated other than for

Cause (as defined below) or Executive resigns for Good Reason (as defined below), Executive shall not, without the prior written consent of the Board of Directors, which consent may be withheld at the sole discretion of the Board of Directors, engage or participate in, as a business executive or equity owner of any business or enterprise that directly competes in the Restricted Area with any line of business in which (i) the Company was engaged at the time of termination of Executive's employment with the Company and (ii) Executive was materially involved with regard to the selling, delivery or support of services within such line of business; provided, however, that nothing in this Section
2.3 shall prohibit Executive from acquiring or holding, for investment purposes only, less than five percent (5%) of the outstanding publicly traded securities of any corporation which may compete directly or indirectly with the Company or any of its subsidiaries.

     Section 2.4  Non-Solicitation of Employees.  During the term of his
                  -----------------------------
employment with the Company, and for a period of one (1) year thereafter, unless Executive is terminated other than for Cause (as defined below) or Executive resigns for Good Reason (as defined below), Executive shall not, directly or indirectly, through one or more intermediaries or otherwise, employ, induce, solicit for employment, or assist others in employing, inducing or soliciting for employment any individual who is at any time during such period an employee of the Company for the purpose of providing services that are the same or similar to the types of services offered or engaged in by the Company, Acsys or any of their respective subsidiaries with the Executive providing services at the time of termination of Executive's employment with the Company.

     Section 2.5  Trade Secrets.  The Executive shall not, at any time, either
                  -------------
during the term of his employment or after any termination of employment, use or disclose any Trade Secrets (as defined under applicable law) of the Company, Acsys, or any of their respective subsidiaries, except in fulfillment of his duties as the Executive during his employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form.

     Section 2.6  Consideration.  Executive acknowledges that his agreement to
                  -------------
the covenants provided in this Article II constitutes a major portion of the consideration for the entry by the Company into this Agreement, and that the Company's covenants under this Agreement are of direct and material benefit to Executive and are good and adequate consideration for the covenants given herein. Executive also acknowledges that the Company has a present and future expectation of business within the geographic areas served by the Company and from the present and proposed customers of the Company. Executive acknowledges the reasonableness of the term, geographic area and scope of the covenants set forth in this Agreement, and agrees that he will not, in any action, suit or other proceeding, deny the reasonableness of, or assert the unreasonableness of, the premises, consideration or scope of the covenants set forth herein. Executive further acknowledges that complying with the provisions contained in this Agreement will not preclude him from engaging in a lawful profession, trade or business, or from becoming gainfully employed.


                                  ARTICLE III
                                  -----------

                           TERMINATION OF EMPLOYMENT
                           -------------------------

     Section 3.1  Termination by Company.  Executive's employment may be
                  ----------------------
terminated by the Company by giving notice during the term of this Agreement upon the occurrence of one or more of the following events:

          (a) Executive's death or disability which renders Executive incapable of performing his duties after reasonable accommodation (without undue hardship) for more than one hundred twenty (120) calendar days (termination under this Section 3.1(a) shall be deemed termination without Cause);

          (b) for any reason following a determination by the Board of Directors to terminate Executive's employment (termination under this Section 3.1(b) shall be deemed termination without Cause); or

          (c) "for Cause", which for purposes of this Agreement shall mean that the Executive shall have:

               (i) committed an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company which has a material adverse effect upon the Company;

               (ii) inflicted intentional wrongful material damage to any material asset of the Company or the Company;

               (iii) intentionally and wrongfully materially violated Article II of this Agreement, which violation has a material adverse effect upon the Company;

               (iv) been convicted of a felony or any similar crime carrying a prison term of at least one year (regardless of whether imprisonment is actually imposed);

               (v) a habitual and debilitating use of alcohol or drugs; or

               (vi) failed to meet performance expectations, as determined by the Company's Board of Directors in good faith, provided, however, that
                                                   --------
in the event of this subsection (vi) being the sole reason for termination for Cause, Executive shall have the cure provisions and rights provided for in
Section 3.1(d) hereof.

          (d) In the event of a determination by the Company's Board of Directors that the Executive has failed to meet performance expectations, the Company shall furnish to Executive in writing a notice of proposed termination setting forth a specific statement of the deficiencies in his performance. Executive shall then have a period of ninety (90) days after the giving of such written notice of proposed termination by the Company in which to attempt to effect a cure of the specified deficiencies. If at the end of such ninety (90) day period no such cure has been effected to the reasonable satisfaction of the Board of Directors of the Company, then Executive's employment shall be terminated as of the end of such ninety (90) day period. The Company shall be obligated to provide to Executive only one such notice of proposed termination, and if subsequent to effecting a cure of specified deficiencies the Executive is determined by the Board of Directors to have again failed to meet performance expectations, then his employment may be terminated immediately upon the Company's giving of notice of termination to Executive which specifies his deficiencies in performance.

     Section 3.2  Good Reason.  For purposes of this Agreement, "Good Reason"
                  -----------
shall mean, without the express written consent of Executive, the occurrence of any of the following events unless such events are fully corrected within thirty
(30) days following written notification by Executive to the Company that he intends to terminate his employment hereunder for one of the reasons set forth below:

          (a) a material breach by the Company of any material provision of this Agreement or the Registration Rights Joinder Agreement, dated as of March 31, 1998, to which Executive is a party, including, but not limited to, the assignment to Executive of any duties inconsistent with Executive's position in the Company or a material adverse alteration in the nature or status of Executive's responsibilities;

          (b) relocation of Executive out of the metropolitan Atlanta area provided, however, that the Executive shall from time to time, as may be necessary to facilitate the Company's business, be required to render a portion of his services hereunder at the Company's corporate headquarters in Washington D.C.; or

          (c) the occurrence of a "Change in Control" as defined below.

For purposes of this Agreement a "Change in Control" shall mean an event as a result of which: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the voting stock of the Company; (ii) the Company consolidates with, or merges with or into another corporation or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets (or substantially all of the assets of, or of the Acsys' interest in, the Company) to any person or any corporation consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of the Company is changed into or exchanged for (x) voting stock of the surviving or transferee corporation or (y) cash, securities (whether or not including voting stock) or other property, and (B) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 30% of the voting power of the voting stock of the surviving corporation immediately after such transaction; or (iii) individuals who at the date of the Merger constitute the Board of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were directors at the date of the Merger or whose election or nomination for election was previously so approved) ceased for any reason to constitute a majority of the Board of the Company then in office; or
(iv) the Company is liquidated or dissolved or adopts a plan of liquidation.

     Section 3.3  Severance.  For purposes of this Agreement, Executive's
                  ---------
entitlement to any severance payments upon termination of his employment shall be as set forth below:

          (a) Termination Without Cause.  If Executive is terminated without
              -------------------------
Cause or resigns for Good Reason at any time, Executive shall be entitled to severance pay of a lump sum equal to three times the sum of (i) his annual salary then in effect plus (ii) the amount of his bonus as calculated based on the results of operations for the twelve months prior to such termination.

          (b) Voluntary Termination.  If Executive voluntarily resigns for
              ---------------------
reason other than Good Cause, Executive shall receive a lump sum severance payment equal to his then current annual salary. Executive shall provide a minimum of thirty (30) days prior notice to the President of his resignation.
In the event Executive shall provide thirty (30) days prior written notice of his intent to resign, the Company may accept such resignation effective as of any date during such thirty (30) day period as the Company deems appropriate, provided that Executive shall receive from the Company his salary and be entitled to participate at the Company's expense in any Company sponsored benefit programs in which he was a participant as of the effective date of his resignation for the duration of such thirty (30) day period.

          (c) For Cause.  Executive shall not be entitled to any severance pay
              ---------
whatsoever if his employment is terminated "for Cause" pursuant to Section 3.1(c) of this Agreement, unless severance pay is approved by the Board of Directors of the Company in its sole discretion, provided, however, that the Executive shall receive such annual salary that is accrued but unpaid up to the date of such termination for Cause. If termination is for Cause pursuant to
Section 3.1(c)(vi), then Executive shall be entitled to severance equal to pay for the remainder of the then current term of this Agreement, or equal to one year's salary at his then current rate, whichever is greater.


                                   ARTICLE IV
                                   ----------

                               GENERAL PROVISIONS
                               ------------------

     Section 4.1  Withholding of Taxes.  The Company may withhold from any
                  --------------------
amounts payable under this Agreement all federal, state, city or other taxes and withholdings as shall be required pursuant to any applicable law, rule or regulation.

     Section 4.2  Notice.  For purposes of this Agreement, all communications
                  ------
including, without limitation, notices, consents, requests or approvals, provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or five (5) business days after having been mailed by United States registered mail or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office or to Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except the notices of change of address shall be effective only upon receipt.

     Section 4.3  Validity; Severability.  The covenants set forth in this
                  ----------------------
Agreement are and shall be deemed and construed as separate and independent covenants. It is not the intent of any party hereto to violate any public policy of any jurisdiction in which this Agreement may be enforced. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be held invalid or unenforceable by a court of competent jurisdiction because its duration, the territory and/or the restricted activities are invalid or unreasonable in scope,
(i) each such term, covenant or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law, shall be reformed to the extent (and only to the extent) necessary to make it valid, enforceable and legal taking into consideration the reasonable concerns and needs of the Company's business interests such that the intent of the Company, in consummating the transactions contemplated by the Agreement, will not be impaired, provided that such invalid or unenforceable term, covenant, condition or provision shall be curtailed, limited or eliminated only to the extent necessary to remove such invalidity or unenforceability with respect to the applicable law as it shall then be applied, and (ii) the remainder of this Agreement or the application of such term, covenant, condition or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

     Section 4.4  Remedies.  The restrictions contained in Article II of this
                  --------
Agreement are considered by the parties hereto to be fair and reasonable and necessary for the protection of the legitimate business interests of the Company. It is recognized that damages in the event of breach of the provisions of this Agreement by Executive would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Company, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Company may have. Any violation of the restrictions contained in Article II of this Agreement shall automatically toll and suspend the period of restraint for the amount of time that the violation continues, provided that the Company seeks enforcement of such restraint promptly after discovery of the violation. Executive agrees to indemnify and hold harmless the Company from and against any loss, damage, liability, cost or expense, including but not limited to reasonable attorneys fees, suffered or incurred by the Company as and when incurred, by reason of, or arising out of, any breach of the covenants contained in this Agreement.

     Section 4.5  Entire Agreement.  This Agreement supersedes any other
                  ----------------
agreements, oral or written, between the parties with respect to the subject matter hereof, and contains all of the agreements and understandings between the parties with respect to the employment of Executive by the Company. Any waiver or modification of any term of this Agreement shall be effective only if it is set forth in a writing signed by both parties hereto.

     Section 4.6  Successors and Binding Agreement.
                  --------------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of the Company and any Successor of or to the Company, but shall not otherwise be assignable or delegable by the Company. "Successor" shall mean any successor in interest, including, without limitation, any entity, individual or group of persons acquiring directly or indirectly all or substantially all of the business or assets of the Company, as the case may be, whether by sale, merger, consolidation, reorganization or otherwise.

          (b) The Company shall require any Successor to agree at the time of becoming a Successor to perform this Agreement to the same extent as the original parties would be required if no succession had occurred.

          (c) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributes and legatees.

          (d) This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section 4.6.

     Section 4.7  Governing Law.  This Agreement shall be governed by, and
                  -------------
construed and enforced in accordance with the laws of the State of Georgia without regard to the choice of law rules utilized in that jurisdiction.

     Section 4.8  Captions.  The captions in this Agreement are solely for
                  --------
convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

Section 4.9    Miscellaneous.  No provisions of this Agreement may be modified,
               -------------
waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and the Company. No waiver by a party hereto at any time of any breach by another party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time. Failure by the Company to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed to be a waiver of such term, covenant or condition, nor shall any relinquishment of any right of power hereunder by the Company any one or more times be deemed a waiver or relinquishment of such right or power by the Company at any other time or times.

     Section 4.10  Counterparts.  This Agreement may be executed in one or more
                   ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

"Company":
ICON SEARCH AND CONSULTING, INC.               "Executive":

By:  /s/ Robert D. Bailey                        /s/ Robert M. Kwatnez
   -----------------------                       -----------------------
   SIGNATURE                                     ROBERT M. KWATNEZ

Robert D. Bailey                                 Print Residence Address:
--------------------------
Print Name                                       11875 Morning Mist Drive
                                                 ------------------------
President
---------------------------                      Alpharetta, Georgia  30005
Print Title                                      --------------------------

ACSYS, INC.


By:  /s/ Timothy Mann, Jr.
    ----------------------
    Timothy Mann, Jr.
    Chief Executive Officer

---------------------------
Print Title

                                   EXHIBIT A
                                   ---------

                               BONUS CALCULATION

  Executive shall receive quarterly bonuses for calendar year 1998 as follows:


          Q2 1998:    10% OF ALL EBIT IN EXCESS OF $1,016,000

          Q3 1998:    10% OF ALL EBIT IN EXCESS OF $1,520,000

          Q4 1998:    10% OF ALL EBIT IN EXCESS OF $2,080,000


The quarterly bonus will be prorated for the remaining portion of the quarter that the transaction is closed. the EBIT will be prorated actual EBIT for the period the transaction closes based on the above benchmarks for the quarter.
the amounts will be prorated by the number of days remaining in the quarter that the closing occurs.

After calendar year 1998, Executive shall receive such bonus compensation as determined by the Board of Directors of the Company from time to time. Such bonus compensation shall be determined based on the performance of the Company and Acsys as a whole and the success of the integration of such businesses as the Company may acquire.